A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

April 14, 2005

Lincoln Gold Corporation
Suite 306, 1140 Homer Street
Vancouver, British Columbia
V6B 2X6 Canada

Attention: Mr. Paul F. Saxton, President

Dear Sirs:

RE:	LINCOLN GOLD CORPORATION (the “Company”)
REGISTRATION STATEMENT ON FORM S-8
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion by reference of our report dated April 14, 2005 on the balance sheet of the Company as at December 31, 2004 and 2003 and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2004, the period September 25, 2003 (Inception) to December 31, 2003 and the period September 25, 2003 (Inception) to December 31, 2004 in the Company’s Form S-8 Registration Statements filed with the United States Securities and Exchange Commission on September 27, 2004.

Yours truly,

“Amisano Hanson”

Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net